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                                                                         NEWS
                                                                         RELEASE

FOR IMMEDIATE RELEASE

NRG ENERGY ELECTS SIX NEW MEMBERS TO BOARD OF DIRECTORS

         MINNEAPOLIS, MN -- (June 20, 2000) -- NRG Energy, Inc. (NYSE: NRG) today announced its election of six new members to its board of directors - bringing the total number of members to 10. As part of the company's initial public offering and listing on the New York Stock Exchange, NRG added three independent directors to its board, along with directors from NRG's majority shareholder, Northern States Power Company (NSP), and New Century Energies
(NCE), NSP's merger partner.

         "These directors bring substantial experience to NRG from within and outside the energy industry and we look forward to the benefit of their insight and perspective as we continue to grow NRG," said David H. Peterson, NRG Energy chairman, president and CEO.

         The new board of directors members are:

         LUELLA G. GOLDBERG - member of the boards of directors of TCF Financial, Reliastar Financial and Hormel Foods Corporations. From 1985 to 1993, Goldberg served as chair of the Wellesley College Board of Trustees. She served as acting president of the college from July 1993 to October 1993 and is now a Trustee Emerita.

         PIERSON M. (SANDY) GRIEVE - member of the boards of directors of The St. Paul Companies, Inc., Media One Group, Inc., Reliant Energy Minnegasco, Guide Corporation, Mesaba Aviation and Bank of Naples. Grieve served as chairman and CEO of Ecolab, Inc. from 1983 to 1995 after moving from his position as president and CEO of Questor Corp.

         WILLIAM A. HODDER - member of the boards of directors of Musicland Stores Corp., ReliaStar Financial Corp., SUPERVALU, Inc., Wells Fargo & Co, and the








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University of Minnesota, Carlson School of Management (Board of Overseers).
Hodder served as chairman and CEO of Donaldson Company, Inc. from 1994 to 1996 and chairman, president and CEO from 1985 to 1994. Hodder joined Donaldson as president in 1973.

         JAMES J. HOWARD - chairman, president and CEO of NSP. He served as chairman and CEO from 1987 to 1994. Before joining NSP, Howard was president and chief operating officer of Ameritech. Howard is also chairman of the Federal Reserve Bank of Minneapolis.

         WAYNE H. BRUNETTI - chairman, president and CEO of NCE. Prior to assuming his current position in March, 2000, Brunetti was vice chairman, president and chief operating officer of NCE. He was president and chief operating officer of Public Service Company of Colorado before it merged with Southwestern Public Service Company to form NCE. He joined Public Service Company of Colorado as president and chief operating officer in 1994.

         RICHARD C. KELLY - executive vice president, financial and support services, and chief financial officer for NCE. Before that, Kelly was senior vice president of finance, treasurer and chief financial officer for Public Service Company of Colorado, which he joined in 1968.

         The other members of the NRG Board of Directors are Gary R. Johnson, vice president and general counsel for NSP; Cynthia L. Lesher, president, NSP Gas; Edward J. (Jim) McIntyre, vice president and chief financial officer of NSP; and David H. Peterson, chairman, president and chief executive officer of NRG Energy as well as chairman of the NRG board.

         NRG Energy (www.nrgenergy.com) is a leading global energy company primarily engaged in the acquisition, development, construction, ownership and operation of power generation facilities. NRG Energy owns all or a portion of 57 power generation projects with a total generating capacity of more than 23,000 MW; its net ownership interest in these projects exceeds 13,000 MW. NRG Energy's operations utilize such diverse fuel sources as natural gas, oil, coal and coal seam methane, biomass, landfill gas, and hydro, as well as refuse derived fuel.





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         Certain information included in this news release contains statements that are forward-looking. Such forward-looking information involves risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of NRG Energy. For more information regarding these risks and uncertainties, review NRG Energy's filings with the Securities and Exchange Commission.


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Contact:
Meredith C. Moore
Media Relations Manager
NRG Energy, Inc.
612.313.8729
e-mail: meredith.moore@nrgenergy.com